Exhibit 99.1

Advantage Solutions Names New CEO and New Board Member

Dave Peacock to become chief executive officer and

Chris Baldwin to join the board of directors effective February 1, 2023

Irvine, Calif, January 18, 2023 — Advantage Solutions Inc. (NASDAQ: ADV) (“Advantage” or the “Company”), a leading provider of outsourced sales and marketing services to consumer goods manufacturers and retailers, has named Dave Peacock chief executive officer and a member of its board of directors effective February 1, 2023. Advantage also appointed Chris Baldwin a member of Advantage’s board of directors effective February 1, 2023. Peacock will succeed Jill Griffin, who resigned and has elected to pursue other business endeavors.

Peacock joins Advantage with more than 30 years of consumer packaged goods and retail industry experience, including four years as president and chief operating officer of Schnuck Markets, Inc., and two decades at Anheuser-Busch, including three years as the company’s president. “I believe Advantage is an exceptional company with great businesses and extraordinary talent,” Peacock said. “It is an honor to have the opportunity to lead the thousands of Advantage associates who deliver each day for CPG suppliers and retailers. I look forward to working with the Advantage leadership team to deliver significant value for all stakeholders.”

Baldwin joins Advantage’s board with several decades of industry experience in leadership roles. He now serves as chairman of the board of directors of BJ’s Wholesale Club Holdings Inc. (“BJ’s”), an executive committee member at the National Retail Federation (NRF) and a managing partner of CVC (U.S.) Advisors Inc. Previously he was chairman and CEO of BJ’s and CEO of Hess Retail Corporation and held executive positions at Procter & Gamble, Mondelēz and Hershey. “I look forward to working with Dave and the Advantage board to help the company, clients and customers, and our people win,” Baldwin said.

Advantage Solutions Executive Chair Tanya Domier, who will serve as principal executive officer until February 1, 2023, said, “Advantage is fortunate to have such an accomplished leader join as chief executive officer. Dave has a long history of mission-driven, people-focused leadership and is known for delivering outstanding results. I’m energized by his vision for the future of Advantage and look forward to supporting him in my role as executive chair. I also want to personally thank Jill Griffin for her nearly 15 years of service to Advantage and wish her the best in her future business endeavors.”

About Advantage Solutions

Advantage Solutions (NASDAQ: ADV) is a leading provider of outsourced sales and marketing solutions to consumer goods companies and retailers. Our data- and technology-driven services — which include headquarter sales, retail merchandising, in-store and online sampling, digital commerce, omnichannel marketing, retail media and others — help brands and retailers of all sizes get products into the hands of consumers, wherever they shop. As a trusted partner and problem solver, we help our clients sell more while spending less. Headquartered in Irvine, California, we have offices throughout North America and strategic investments in select markets throughout Africa, Asia, Australia and Europe through which we serve the global needs of multinational, regional and local manufacturers. For more information, please visit advantagesolutions.net.

Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements within the meaning of the federal securities laws, including statements expected leadership and board changes and the potential success of the Company’s new leadership team. Forward-looking statements generally relate to future events or Advantage’s future financial or operating performance. These forward-looking statements generally are identified by the words “may”, “should”, “expect”, “intend”, “will”, “would”, “could”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks, uncertainties and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Advantage and its management at the time of such statements, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, the COVID-19 pandemic and the measures taken in response thereto; market-driven wage changes or changes to labor laws or wage or job classification regulations, including minimum wage; Advantage’s ability to continue to generate significant operating cash flow; client procurement strategies and consolidation of Advantage’s clients’ industries creating pressure on the nature and pricing of its services; consumer goods manufacturers and retailers reviewing and changing their sales, retail, marketing and technology programs and relationships; Advantage’s ability to successfully develop and maintain relevant omni-channel services for our clients in an evolving industry and to otherwise adapt to significant technological change; Advantage’s ability to maintain proper and effective internal control over financial reporting in the future; potential and actual harms to Advantage’s business arising from the Take 5 Matter; Advantage’s substantial indebtedness and our ability to refinance at favorable rates; and other risks and uncertainties set forth in the section titled “Risk Factors” in the Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed by the Company with the Securities and Exchange Commission (the “SEC”) on March 1, 2022 and November 9, 2022, respectively, and in its other filings made from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Advantage assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Kimberly Esterkin Addo Investor Relations

investorrelations@advantagesolutions.net

310-829-5400

Media Inquiries:

press@advantagesolutions.net

David Peacock

Incoming CEO, Advantage Solutions